                                                                    Exhibit 4.6



                               GUARANTEE AGREEMENT

                                     made by

                               CALPINE CORPORATION

                    as Guarantor of Debt Securities Issued by
                      CALPINE CANADA ENERGY FINANCE II ULC

                                   dated as of

                                _______ __, 2001

                                TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
                                                        ARTICLE ONE
                    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................     1
SECTION 1.01.       Definitions.............................................................................................     1

                                                         ARTICLE TWO
                                                          GUARANTEE.........................................................     3
SECTION 2.01.        Unconditional Guarantee................................................................................     3
SECTION 2.02.        Execution of Guarantee.................................................................................     3
SECTION 2.03.        Subordination of Subrogation and Other Rights..........................................................     4
SECTION 2.04.        Termination of Guarantee with Respect to Series........................................................     4

                                                       ARTICLE THREE
                                    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE....................................     4
SECTION 3.01.        Guarantor May Consolidate, Etc., Only on Certain Terms.................................................     4
SECTION 3.02.        Successor Substituted..................................................................................     4
SECTION 3.03.        Assignment to the Guarantor of the Company's Obligations...............................................     4

                                                        ARTICLE FOUR
                                                         AMENDMENTS.........................................................     5
SECTION 4.01.        Amendments Without Consent of Holders..................................................................     5
SECTION 4.02.        Amendments With Consent of Holders.....................................................................     5
SECTION 4.03.        Execution of Amendments................................................................................     5
SECTION 4.04.        Effect of Amendments...................................................................................     6
SECTION 4.05.        Conformity With Trust Indenture Act....................................................................     6
SECTION 4.06.        Reference in Guarantees to Amendments..................................................................     6

                                                        ARTICLE FIVE
                                                          COVENANTS.........................................................     6
SECTION 5.01.        Money for Security Payments To Be Held in Trust........................................................     6
SECTION 5.02.        Limitation on Sale/Leaseback Transactions..............................................................     6
SECTION 5.03.        Limitation on Liens....................................................................................     6
SECTION 5.04.        Waiver of Certain Covenants............................................................................     7
SECTION 5.05.        Reports by Guarantor...................................................................................     7

                                                         ARTICLE SIX
                                                        MISCELLANEOUS.......................................................     8
SECTION 6.01.        Trust Indenture Act....................................................................................     8
SECTION 6.02.        Effect of Headings and Table of Contents...............................................................     8
SECTION 6.03.        Successors and Assigns.................................................................................     8
SECTION 6.04.        Separability Clause....................................................................................     8
SECTION 6.05.        Benefits of Agreement..................................................................................     8
SECTION 6.06.        Governing Law..........................................................................................     8
SECTION 6.07.        Notices, Etc., to the Guarantor........................................................................     8

     GUARANTEE AGREEMENT (this "Agreement"), dated as of _______ ___, 2001, made by Calpine Corporation, a Delaware corporation (the "Guarantor"), whose principal place of business is 50 West San Fernando Street, San Jose, CA 95113, the parent of Calpine Canada Energy Finance II ULC, an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), in favor of the Holders (as defined in the Indenture referred to below) and the Trustee (as defined below).

     Reference is made to the Indenture (as the same may be amended, restated, supplemented or modified from time to time, the "Indenture") between the Company and Wilmington Trust Company, as trustee (the "Trustee") dated as of _______ ___, 2001, relating to the securities issued thereunder (the "Securities").

                            RECITALS OF THE GUARANTOR

     The Guarantor has duly authorized the execution and delivery of this Agreement and has agreed to guarantee Securities issued under the Indenture pursuant to the terms of the Indenture and this Agreement;

     All things necessary to make this Agreement a valid agreement of the Guarantor, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

     That in order to declare the terms and conditions upon which the guarantee of the Securities (the "Guarantee") is made, executed, authenticated and delivered, the Guarantor covenants and agrees, for the equal and proportionate benefit of all Holders (as defined below) of the Securities or of any Series thereof and for the benefit of the Trustee, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.        Definitions.

     For all purposes of this Agreement hereto, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

     (2) the capitalized terms not defined in this Agreement have the meanings assigned to them in the Indenture;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Agreement; and

     (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average rate of interest borne by the Securities outstanding under the Indenture (calculated, in the event of the issuance of any original issue discount Securities, based on the imputed interest rate with respect thereto)), compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Guarantor or any authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of consolidated liabilities of the Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all inter-company items between the Guarantor and its Subsidiaries and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of Consolidated assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) under GAAP which would appear on a Consolidated balance sheet of the Guarantor and its Subsidiaries, determined in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in consolidated Restricted Subsidiaries of the Guarantor held by Persons other than the Guarantor or a Restricted Subsidiary of the Guarantor; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

     "Consolidation" means, with respect to any Person, the consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Guarantor or a Restricted Subsidiary (including Indebtedness of the Guarantor that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) if the Indebtedness being refinanced is contractually subordinated in right of payment to the Securities, the Refinancing Indebtedness shall be contractually subordinated in right of payment to the Securities to at least the same extent as the Indebtedness being refinanced, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium, swap breakage and defeasance costs) under the Indebtedness being refinanced; and provided, further, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Guarantor that refinances Indebtedness of the Guarantor or (y) Indebtedness of the Guarantor or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Restricted Subsidiary" means any Subsidiary of the Guarantor that is not designated an Unrestricted Subsidiary by the Board of Directors of the Guarantor.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Guarantor or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Guarantor and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "Subsidiary" means, as applied to any Person, any corporation, partnership, trust, association or other business entity of which an aggregate of at least 50% of the outstanding Voting Shares or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, that the Subsidiary to be so designated and all other Subsidiaries previously so designated at the time of any determination hereunder shall, in the aggregate, have total assets not greater than 5% of Consolidated Net Tangible Assets as determined based on the Consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter for which financial statements are available. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Guarantor; provided, however, that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provision; provided, however, that the failure to so file such resolution and/or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

     "Wholly Owned Subsidiary" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Guarantor or another Wholly Owned Subsidiary.

                                   ARTICLE TWO

                                    GUARANTEE

SECTION 2.01.        Unconditional Guarantee.

     The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium thereon (if any) and interest on the Securities of each Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities of each Series and all other obligations of the Company to the Holders or the Trustee hereunder or under the Indenture or the Securities of such Series will be promptly paid in full or performed, all in accordance with the terms hereof and thereof. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of each Series or of the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of any Series or the Trustee with respect to any provisions hereof, of the Indenture or of the Securities, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Securities of each Series. If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the

Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantee constitutes a guarantee of payment and not of collection.

SECTION 2.02.        Execution of Guarantee.

     To further evidence the Guarantee to the Holders, the Guarantor hereby agrees to execute a Guarantee substantially in the form of Exhibit A hereto, to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. The Guarantor hereby agrees that its Guarantee set forth in Section 2.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Guarantee. Each such Guarantee shall be signed on behalf of the Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor. Such signature upon the Guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, the Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 2.03.        Subordination of Subrogation and Other Rights.

     The Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of the Guarantor's obligations under the Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities of each Series in accordance with the provisions provided therefor in the Indenture.

SECTION 2.04.        Termination of Guarantee with Respect to Series.

     If all outstanding Securities of a Series are paid or discharged by the Company pursuant to the Indenture, or if the Company otherwise terminates its obligations with respect to all Securities of such Series pursuant to the Indenture (including by defeasance thereof), then the Guarantee with respect to the Securities of such Series and this Guarantee Agreement insofar as it relates to the Securities of such Series, shall also and concurrently terminate.

                                  ARTICLE THREE

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 3.01.        Guarantor May Consolidate, Etc., Only on Certain Terms.

     The Guarantor shall not in a single transaction or through a series of related transactions consolidate with or merge with or into any other corporation or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, unless:

         (i) either (A) the Guarantor shall be the continuing Person, or (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the properties and assets of the Guarantor are sold, assigned, conveyed, transferred, disposed of or leased as aforesaid (the "Successor Corporation") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Guarantor under this Agreement;

          (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

         (iii) the Guarantor shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, disposition or lease and such supplemental agreement comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with;

     Notwithstanding the foregoing paragraph (ii), any Restricted Subsidiary, the Guarantor or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries may consolidate with or merge with or into the Guarantor or any Wholly Owned Subsidiary and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as the requirements of paragraphs (i) and (iii) are satisfied in connection therewith.

SECTION 3.02.        Successor Substituted.

     Upon any such consolidation or merger, or any sale, assignment, conveyance, transfer, disposition or lease of all or substantially all of the properties or assets of the Guarantor in accordance with Section 3.01, the Successor Corporation shall succeed to and be substituted for the Guarantor under this Agreement, and the Guarantor shall (except in the case of a lease) thereupon be released from all obligations hereunder and under this Agreement and the Guarantor, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated.

SECTION 3.03.        Assignment to the Guarantor of the Company's Obligations.

     It is acknowledged that, pursuant to Section 4.3 of the Indenture, the Company may assign its obligations under any Series of Securities and the Indenture to the Guarantor or any Subsidiary of the Guarantor in accordance with such Section 4.3 and, if the Company assigns its obligations to the Guarantor in accordance with such Section 4.3 with respect to any Series of Securities, all Guarantees of outstanding Securities of such Series shall automatically terminate and be discharged.

                                  ARTICLE FOUR

                                   AMENDMENTS

SECTION 4.01.        Amendments Without Consent of Holders.

     The Guarantor, when authorized by a Board Resolution, and the Trustee may enter into one or more agreements, in form satisfactory to the Trustee, without notice to or the consent of any Securityholder for any of the following purposes:

     (1) to evidence the succession of another corporation to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein; or

     (2) to add to the covenants of the Guarantor for the benefit of the Holders of all or any Series of Securities, or to surrender any right or power herein conferred upon the Guarantor; or

     (3) to comply with Article Three; or

     (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided such action shall not adversely affect the interests of the Holders in any material respect.

SECTION 4.02.        Amendments With Consent of Holders.

     The Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an amendment to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities of any Series under this Agreement with the written consent of the Holders of a majority in principal amount of the Securities of each Series affected by such amendment. However, without the consent of each Securityholder affected, an amendment under this Section may not:

     (1) modify Article Two or the definitions used in Article Two in a manner which adversely affects the Holders of Outstanding Securities in any material respect, or

     (2) modify any of the provisions of this Section 4.02, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     An amendment that changes or eliminates any covenant or other provision of this Agreement which has expressly been included solely for the benefit of one or more particular Series of Securities, or that modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Agreement of the Holders of Securities of any other Series.

     It shall not be necessary for any Act of Holders under this Section 4.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 4.03.        Execution of Amendments.

     In executing any amendment permitted by this Article Four, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

SECTION 4.04.        Effect of Amendments.

     Upon the execution of any amendment under this Article Four, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 4.05.        Conformity With Trust Indenture Act.

     Every amendment executed pursuant to this Article Four shall conform to the requirements of the TIA as then in effect.

SECTION 4.06.        Reference in Guarantees to Amendments.

     The Guarantees endorsed on Securities authenticated and delivered after the execution of any amendment pursuant to this Article Four may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Guarantor shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Guarantor and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                                  ARTICLE FIVE

                                    COVENANTS

SECTION 5.01.        Money for Security Payments To Be Held in Trust.

     If the Guarantor shall at any time act as Paying Agent with respect to any Series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the securities of that Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 5.02.        Limitation on Sale/Leaseback Transactions.

     The Guarantor shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction unless (i) the Guarantor or such Restricted Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities pursuant to Section 5.03 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property or asset and the Guarantor or such Restricted Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 180 days of the effective date of any such arrangement, of Indebtedness of the Guarantor or any Restricted Subsidiary; provided, however, that in addition to the transactions permitted pursuant to the foregoing clauses
(i) and (ii), the Guarantor or any Restricted Subsidiary may enter into a Sale/Leaseback Transaction as long as the sum of (x) the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the final proviso to Section 5.03 does not exceed 15% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter for which financial statements are available; and provided, further, that a Restricted Subsidiary may enter into a Sale/Leaseback Transaction with respect to property or assets owned by such Restricted Subsidiary, the proceeds of which are used to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary, or to repay (within 365 days of the commencement of full commercial operation of any such property) Indebtedness Incurred to explore, drill, develop, construct, purchase, repair, improve or add to property or assets of any Restricted Subsidiary.

SECTION 5.03.        Limitation on Liens.

     The Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien on any of its properties or assets (including Capital Stock), whether owned at the date of issuance of any Series of Securities pursuant to the Indenture or thereafter acquired, in each case to secure Indebtedness of the Guarantor or any Restricted Subsidiary, other than
(a)(1) Liens incurred by the Guarantor or any Restricted Subsidiary securing Indebtedness Incurred by the Guarantor or such Restricted Subsidiary, as the case may be, to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Guarantor or such Restricted Subsidiary, as the case may be, which Liens may include Liens on the Capital Stock of such Restricted Subsidiary or (2) Liens incurred by any Restricted Subsidiary that does not own, directly or indirectly, at the time of such original incurrence of such Lien under this clause (2) any operating properties or assets, securing Indebtedness Incurred to finance the exploration, drilling, development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of any Restricted Subsidiary that does not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, which Liens may include Liens on the Capital Stock of one or more Restricted Subsidiaries that do not, directly or indirectly, own any operating properties or assets at the time of such original incurrence of such Lien, provided, however, that the Indebtedness secured by any such Lien may not be issued more than 365 days after the later of the exploration, drilling, development, completion of construction, purchase, repair, improvement, addition or commencement of full commercial operation of the property or assets being so financed; (b) Liens existing on the date of the issuance of such series of Securities (other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of any offering of Securities pursuant to this Indenture); (c) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property or assets owned by the Guarantor or any Restricted Subsidiary; (d) Liens on property or assets at the time the Guarantor or a Subsidiary acquires the property or asset, including any acquisition by means of a merger or consolidation with or into the Guarantor or a Subsidiary; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and provided, further, that the Lien may not extend to any other property or asset owned by the Guarantor or any Restricted Subsidiary; (e) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Guarantor or a Restricted Subsidiary or of the Guarantor owing to a Subsidiary; (f) Liens incurred on assets that are the subject of a Capitalized Lease Obligation to which the Guarantor or a Subsidiary is a party, which shall include, Liens on the stock or other ownership interest in one or more Restricted Subsidiaries leasing such assets; (g) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (b), (c), (d) and (f), provided, however, that (x) such new Lien shall be limited to all or part of the same property or assets that secured the original Lien (plus repairs, improvements or additions to such property or assets and Liens on the stock or other ownership interest in one or more Restricted Subsidiaries beneficially owning such property or assets) and (y) the amount of the Indebtedness secured by such Lien at such time (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and (h) Liens by which the Securities are secured equally and ratably with other Indebtedness pursuant to this Section 5.03; in any such case without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Guarantor or a Restricted Subsidiary may Incur other Liens to secure outstanding Indebtedness as long as the sum of (x) the lesser of (A) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso (or, if the amount that may be realized in respect of such Lien is limited, by contract or otherwise, such limited lesser amount) and (B) the fair value (as determined by the Board of Directors) of the property securing such item of Indebtedness, plus
(y) the Attributable Debt with respect to all Sale/Leaseback Transactions entered into pursuant to the first proviso to Section 5.02 does not exceed 15% of Consolidated Net Tangible Assets as determined based on the Consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter for which financial statements are available.

SECTION 5.04.        Waiver of Certain Covenants.

     The Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Sections 5.02 and 5.03, inclusive, if before or after the time for such compliance the Holders of at least 50% in principal amount of the Securities of each Series at the time outstanding, shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 5.05.        Reports by Guarantor.

     (a) The Guarantor shall file with the Trustee, within 15 days after the Guarantor is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Guarantor is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

     (b) The Guarantor shall furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's compliance with all conditions and covenants under this Agreement. For purposes of this paragraph (b), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement or the Indenture.

                                   ARTICLE SIX

                                  MISCELLANEOUS

SECTION 6.01.        Trust Indenture Act.

     The Guarantor understands that this Agreement is to be qualified under the TIA and any provision of the Indenture required by the TIA is hereby incorporated by reference. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control. If any provision of this Agreement modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

SECTION 6.02.        Effect of Headings and Table of Contents.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.03.        Successors and Assigns.

     All covenants and agreements in this Agreement by the Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 6.04.        Separability Clause.

     In case any provision in this Agreement or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.05.        Benefits of Agreement.

     Nothing in this Agreement or in the Guarantee, express or implied, shall give to any Person, other the Guarantor and its successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 6.06.        Governing Law.

     This Agreement and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.07.        Notices, Etc., to the Guarantor.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Trustee by the Guarantor, Attention:
Assistant Treasurer; provided, however, that any failure to provide such notice to the Guarantor shall not release the Guarantor from its guarantee obligations hereunder. Notices to the Trustee shall be given as provided in the Indenture.

     IN WITNESS WHEREOF, the Guarantor has duly executed this Agreement as of the date first above written.

                                CALPINE CORPORATION, as Guarantor


                                By:
                                    -------------------------------------------
                                     Name:  [Ann B. Curtis]
                                     Title:  [Executive Vice President, Chief
                                              Financial Officer and Secretary]


Agreed and Accepted:

WILMINGTON TRUST COMPANY,
  as Trustee under the Indenture


By:
      ----------------------------------------------
      Name:
      Title:

                                                                       EXHIBIT A

                                FORM OF GUARANTEE

     For value received, CALPINE CORPORATION, a Delaware corporation (including any successor under the Guarantee Agreement referred to in the Security upon which this Guarantee is endorsed, the "Guarantor") hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee and its successors and assigns on behalf of such Holder, that: the principal of, premium thereon (if any) and interest on such Security will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on such Security and all other obligations of the Company to the Holder of such Security or the Trustee or under the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Security upon which this Guarantee is endorsed or of the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of such Security or the Trustee with respect to any provisions hereof or of the Indenture, the Guarantee Agreement or the Securities, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.

     The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Security upon which this Guarantee is endorsed. This is a guarantee of payment and not of collection.

     If the Holder of such Security or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     The Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of the Guarantor's obligations under the Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of the Security upon which this Guarantee is endorsed in accordance with the provisions provided therefor in the Indenture.

     All capitalized terms used without definition in this Guarantee shall have the respective meanings assigned to such terms in the Guarantee Agreement.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                                   CALPINE CORPORATION


                                                   By:
                                                       ------------------------
                                                       Name:
                                                       Title: